Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in Registration Statement No. 333-49452 on Form S-8 of our report dated December 20, 2006, relating to the consolidated financial statements and financial statement schedule of Optical Communication Products, Inc., appearing in this Annual Report on Form 10-K of Optical Communication Products, Inc. for the year ended September 30, 2006.
/s/ Deloitte & Touche LLP
Los Angeles, California
December 20, 2006